Exhibit 99.1

CORPORATE PARTICIPANTS

Steve M. Kadenacy, Chairman and Chief Executive Officer, Boxwood Merger Corp.

Duncan Murdoch, Chief Investment Officer, Boxwood Merger Corp.

L. Joe Boyer, Chief Executive Officer, Atlas Technical Consultants

Walter Powell, Chief Financial Officer, Atlas Technical Consultants

PRESENTATION

Operator:

Hello and welcome to the Boxwood Merger Corp and Atlas Technical Consultants Merger Transaction Announcement Conference Call. At this time all participants are in a listen-only mode. If anyone should require Operator assistance, please press star, zero on your phone. There is an investor presentation that was publicly filed with the SEC that will accompany today’s discussion. It can also be viewed on Boxwood’s website at www.BoxwoodMC.com. Please refer to that as a guide for today’s call. For anyone on the phone, Boxwood and Atlas will not be fielding any questions on today’s call. As a reminder this call is being recorded.

Please note that today’s presentation is not an offering of security or a solicitation of a proxy to vote on any security. The information discussed today is qualified in its entirety by the Current Report Form 8-K that has been filed today by Boxwood and may be accessed on the SEC’s website, including the exhibits thereto. Investors are urged to read the Form 8-K carefully because it contains information about the proposed business combination.

During this call, the Company will be making some forward-looking statements regarding future events and results. These forward-looking statements are subject to risks and uncertainties, including those set forth in Boxwood’s Form 8-K filed today, including the exhibits thereto. Actual results may differ materially from any forward-looking statements that are made today. The forward-looking statements speak only as of today, and Boxwood does not assume any obligation or intent to update them except as required by law.

With respect to any non-GAAP financial measures discussed on the call today, a reconciliation of the most comparable GAAP financial measure can be found in the investor presentation.

Now, I will now turn our conference over to Steve Kadenacy, Chairman and CEO of Boxwood Merger Corp.

Steve M. Kadenacy:

Hello, I am Steve Kadenacy, Chairman and CEO of Boxwood Merger Corp. I am joined today on the call by Boxwood’s Chief Investment Officer, Duncan Murdoch, Atlas’ CEO Joe Boyer, and Atlas’ CFO Walter Powell.

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We are very excited to announce the acquisition by Boxwood of Atlas for an implied enterprise value of approximately $655 million, subject to certain adjustments that we will discuss later in this presentation. This business combination brings to market one of the largest and premier U.S. technical services companies, providing testing, inspection, engineering and professional services across a diverse range of end markets. Atlas aligns with all the key factors central to Boxwood’s strategy that we articulated when we went public.

Please turn to Slide 3. First, I’d like to introduce the team. I have served as Chairman and CEO of Boxwood since our inception. Upon completion of the transaction, I will become Atlas’ Executive Chairman. My background spans from consulting with KPMG in a variety of industries to most recently nearly a decade in operational management at AECOM, a large engineering and professional services firm where I was the President and COO, and formerly the CFO. In partnership with Macquarie, the number one global infrastructure investor, I founded Boxwood to acquire a leading provider of technical services in the infrastructure sector.

Before we dive into the details, I’ll let Duncan, Joe, and Walter provide their backgrounds. Duncan?

Duncan Murdoch:

Thanks, Steve. This is Duncan Murdoch, Chief Investment Officer of Boxwood. Prior to Boxwood I spent 17 years at Macquarie in New York, most recently as a Senior Managing Director in the Principal Transactions Group, where I led private equity investments in a number of sectors including infrastructure, business services, and environmental services. Joe?

L. Joe Boyer:

Thank you, Duncan. I’m Joe Boyer, I am CEO and Founder of Atlas. I have more than 30 years of experience in the industry. Before Atlas, I was CEO of Atkins North America, a large engineering firm in the U.S. Prior to that, I spent 10 years with the Shaw Group, lastly as President of their Environmental & Infrastructure Federal division. Walter?

Walter Powell:

Thanks, Joe. This is Walter Powell. I am CFO of Atlas, and I’ve been working closely with Joe and the Atlas group from the very beginning. Prior to Atlas I spent 25 years at Deloitte as an Audit Partner working on public company audits, including a considerable amount of time in engineering-related industries.

Back to you, Steve.

Steve M. Kadenacy:

Thanks, Walter. Moving on to Slide 6; first let me give you a broad overview of the Company, and Joe and Walter will dig deeper in the latter part of these comments.

Atlas is a national leader in providing a broad range of mission-critical technical services in the infrastructure space. Testing, inspection, and consulting represents 80% of the business. The other 20% includes engineering and design. As we’ll discuss further on this call, we believe this is one of the best-positioned companies to benefit from the trillions of investment dollars required to address our nation’s aging infrastructure.

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Today, Atlas is approaching $482 million in gross revenue with an Adjusted EBITDA margin of approximately 17.5%. Most of its business is recurring in nature and sourced from a diverse array of clients, end markets, project types, and geographies. Atlas operates out of around 140 offices across 40 of the U.S. states. Further, it has established footholds in key geographies, including many of the fastest growing regions in the country.

Atlas has more than 9,000 customers with an average project size of less than $10,000. On an annual basis, Atlas performs around 50,000 projects, and 95% of that work is cost plus or cost reimbursable work. Atlas has strong revenue visibility due to a multiyear contracted backlog. In addition, over two-thirds of its business is on existing structures, and 90% of its revenue is from repeat customers. These are just several of the many elements of the story that support the low-risk operating model, making this a very attractive investment opportunity.

Please turn to Slide 7. Atlas aligns with all the key factors central to Boxwood’s strategy. Boxwood is a joint venture comprised of myself and the rest of the Boxwood management team together with Macquarie Capital. Our goal was to find the right company to merge with in the infrastructure services sector. Our key focus was to identify a business with a scalable platform and de-risked business model, with a durable customer base, providing highly visible recurring revenue.

First, we wanted to focus on companies that were backlog-oriented. Backlog-driven companies such as Atlas have strong revenue visibility and are easier to forecast. Second, we wanted to minimize our exposure to cyclical end markets and focus on a business with a high degree of resiliency. Atlas has a durable economic model with diverse geographic end market and customer exposure to minimize cyclicality. Atlas’ revenues go one step further, as they are mostly derived from non-discretionary testing and inspection projects that are required by various regulatory agencies.

Third, we wanted to have a de-risked business model. Atlas is a 95% time and materials and cost-plus business that has a clear view into the margins on its contracts. Also, Atlas does not perform construction nor does it take construction risk, giving us a high degree of confidence in earnings and free cash flow. Lastly, with over 140,000 companies in the sector, Atlas provides a platform that is large enough to benefit from a national presence while small enough to take advantage of sector fragmentation to execute accretive acquisitions. Smaller bolt-on acquisitions provide meaningful upside to Atlas. Our experience is that small regional companies grow faster on a scaled platform, providing a nice mix of organic and acquisitive growth for years to come.

I will now hand the call over to Joe to discuss his vision and delve deeper into the Atlas business.

L. Joe Boyer:

Thank you, Steve. Please turn to Slide 8. I am truly excited to partner with Boxwood and take the next step in our growth trajectory. I am proud of the company we have built over the past several years. Our strong team is prepared to capitalize on what we view as one of the most exciting business models in the testing, inspection, and infrastructure services space.

As a bit of background on Atlas, my vision to form a national technical services leader took shape in 2014. Around that time, I began to see some favorable industry trends developing. After many decades of deferred maintenance of infrastructure, especially transportation assets, I began to see a lot of infrastructure developments getting off the ground. Projects were finally moving from the design phase and into the building stage. A lot of this was driven by states devising really creative methods to move their projects along, using public/private partnerships, local option sales taxes, tolling, and other funding mechanisms to get their projects funded. At the same time as budgets were increasing, I saw that Government agencies, such as the State Departments of Transportation, or DOTs, were reducing their full-time staffing. As a result, functions that were previously performed by Government, such as testing, inspection, quality assurance, and quality control were being shifted to the private sector, which opened up an unprecedented new market opportunity for Atlas.

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I also knew that the right time to attack this opportunity was to quickly build a national platform of scale. The markets remain incredibly fragmented with a number of owner operators looking to transition the businesses they’ve built to a new owner. With a national platform and a broad set of technical expertise, I knew we could accelerate the growth of the acquired businesses using this playbook that I will discuss in more detail later in this presentation.

Please turn to Slide 9. In 2016 we started building a platform driven by the key trends producing growth in our infrastructure services, namely the backlog of infrastructure projects, the creative means of project funding, and the growing trend of outsourcing quality assurance. To best capitalize on these trends, we pursued a targeted geographic approach to our focus on states where population growth and infrastructure spending was high, and where states were finding creative solutions to fund their projects. We targeted five U.S. geographies: California, Texas, Georgia, the Northeast, and Colorado.

To accelerate our growth in those geographies, we acquired strong regional infrastructure players that had really established reputations with customers and performed services consistent with our thesis that we could leverage on a national scale. That brought us to three strong companies that we purchased in 2017 which really formed the base of the Atlas platform. With this platform we could pull our resources together and cross sell our services. Then building on our M&A success, we purchased two more regional leaders in 2018 to expand our service offerings and geographic diversity. With our leading platform in place, we took the next step in our M&A playbook to build a national footprint, and that brought us to the acquisition of ATC in January of 2019.

My objective all along was to take Atlas public. That objective has been communicated with all the partners that I brought into the business through our acquisitions. For our company and our strategy, being public has a lot of advantages. Customers with critical projects strongly prefer dealing with a public company, and I’ve seen that firsthand. They want to see conservative leverage and consistency of ownership. In addition, being public gives us an equity currency to offer companies that we want to acquire. That is attractive to many business owners, and we want those owners to roll their equity into Atlas and be invested alongside us.

When I met with Steve and the Boxwood team, I knew that it was the perfect way for us to go public. Steve’s playbook that he communicated to the public markets aligned exactly with the strategy we are executing against. In addition, Steve brings a wealth of public markets, M&A and operational expertise, as well as deep industry relationships that will help us accelerate our growth. Finally, having Macquarie, the number one infrastructure investor in the world, as a material shareholder will enable us to leverage their experience and relationships to grow even faster. I am excited to take this next step in the Atlas evolution.

Please turn to Slide 10. Walter will discuss the financials in more detail later in the presentation, but I do want to set the table upfront. Our expanding backlog is an important part of our story and a validation of our growth strategy. Our contracted backlog was up over 10% in 2018 and is up another 10.5% through June. We are at the highest backlog in company history with $611 million in contracted backlog. This represents significant growth and a healthy trajectory as we look forward.

As an important note, our backlog only includes contracted projects that are fully funded. This further mitigates risk and improves our visibility into the 2020 revenues. Backlog growth is translating into net revenue growth which is up 6% year-to-date in 2019, and Adjusted EBITDA growth is up 20% year-to-date. Our growth strategy is delivering as it was intended.

I’ll pass the call to Steve for a moment to discuss our profile versus against our peers.

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Steve M. Kadenacy:

Thanks, Joe. Please turn to Slide 11. Atlas’ financial metrics, growth rates, margins, and free cash flow conversion compare very favorably to Atlas’ core peers of NV5, Tetra Tech and Intertek. However, at $10 per share Atlas is being valued at over a five times EBITDA multiple discount to these core peers. We will delve into the comparables in more detail later in this presentation and show there is significant upside to Atlas’ compelling valuation. All of these investment highlights that we have discussed are summarized on Slide 12.

I’ll hand the call back over to Joe to take us through the Company in more detail.

L. Joe Boyer:

Thanks, Steve. Please turn to Slide 14. A bit about our services, Atlas provides mission-critical, highly technical services as a trusted advisor to our clients. Our services are really captured in two major groupings. We provide testing, inspection, and consulting services which is typically required for regulatory, quality assurance, and environmental purposes that are often nondiscretionary in nature. This service category represents roughly 80% of our business.

To give you some examples, we perform construction material testing for all types of materials, as well as inspections during varying phases of construction. We also perform construction quality assurance in our role as a trusted advisor for our clients, and that’s to ensure that projects are built as they were designed. We also have a full range of environmental services from investigation to remediation to regulatory compliance monitoring of sensitive structures such as storage tanks.

Now, the remaining 20% of our business is performing more traditional engineering, planning, and design services. This includes civil, transportation, and structural engineering design services. We also perform program management services to help our clients plan, program, and monitor progress of their infrastructure projects. Additionally, we perform construction support services such as surveying, utility identification, and right-of-way services. Let me clarify and reinforce one important point. We do not perform construction, and we do not take construction risk. We serve a diverse range of end markets with transportation, government, commercial, and industrial representing our largest categories.

Please turn to Slide 15. We are an asset-light business. Our key differentiator is the strength of our people. We view ourselves as much more brains than brawn. We are comprised of highly technical, skilled professionals consisting of engineers, scientists, and technicians with extensive experience and hard-to-obtain certifications. Our technical staff consists of more than 2,100 professionals that are highly utilized and mobile. The depth of our technical workforce allows us to work on a variety of complex projects.

To give you some examples, we performed specialty technical inspections for Stanford Hospital’s expansion, including specialty welding inspections of 18,000 tons of structural steel getting produced at two factories over an 18-month period. Performing inspections for mission critical hospitals in seismic areas such as California is an area where we are a clear market leader. We also perform regulatory monitoring of underground storage tanks and other structures for petroleum stations around the country on an ongoing basis. Finally, for the last 22 years, we have performed ongoing inspections and materials testing for the Golden Gate Bridge.

Please turn to Slide 16. Now, moving on to our customers, we are really proud to have an entrenched and loyal customer base. Ninety percent of our work comes from repeat customers. In terms of relationships, nearly all of our top 15 customers have contracted our services for over 10 years. This includes a nice range of marquee customers in transportation, government, commercial, education, and industrial sectors. Our long-term relationships help provide visibility around our project pipeline.

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We win business largely based on the technical expertise, qualifications, and local knowledge and staff. Customers are paying us to inspect and test their critical infrastructure and assets in order to mitigate risk and to meet regulatory requirements. They want someone who is technically adept, with the right qualifications, and with the local knowledge and staff to make sure the work is done correctly, with minimal rework and without slowing down project timelines. Price is much less of a factor. Because of the quality assurance nature of our work, customers typically contract on a time and materials basis. It simply wouldn’t make sense for them to contract with firms like ours on a fixed price basis because that would provide the wrong incentives to ensure that the work is being performed correctly.

We generally compete against a number of smaller regional players and a few larger players such as Terracon and PSI, which is a division of Intertek. We do not often see a lot of the larger engineering firms because they are more focused on the front-end design and they are not allowed to test and inspect their own work due to the inherent conflicts. This is part of the reason why we see the opportunity to build a purpose-built platform in a fast-growing infrastructure testing and inspection space.

Please turn to Slide 18. Moving onto our growth strategy, the first element of our growth strategy is to capitalize on the key tailwinds in our industry. The key trends driving investments into each of our end markets are quite resilient. Combined with the growing trend of outsourcing services to the private sector, we see a lot of continued growth within the industry.

There is a huge pipeline of deferred maintenance on transportation projects and the American Society of Civil Engineers gave U.S. infrastructure the grade of a D. So, for us, we stand ready to provide services whether aging infrastructure is upgraded, replaced, or monitored and maintained, and if it’s a completely new structure, our services are required as well.

Most of our key states have growing transportation budgets and shrinking staffs, which leads the traditional government functions being outsourced to the private sector. A key example is the Texas Department of Transportation, where from 2010 to 2018 we have seen their budgets increase by 70% and their staffing decrease by 15%. This has led to dramatically increased use of outsourced construction engineering and inspection, or CE&I, contracts in Texas. This means the private sector performs inspection and quality assurance work that was previously done by the DOT staff. Atlas has won multiple, significant Texas DOT CE&I contracts. This outsourcing is a significant trend that we see being replicated by other State DOTs around the country, and we are very well-positioned to compete for that work.

Additionally, the complexity of construction and increasing scrutiny by regulators is driving our environmental business and our inspection work across the commercial, educational, and industrial markets.

Please turn to Slide 19. Another part of our organic growth story is our ability to pursue and win larger projects due to our national scale, our local expertise, and our deep qualifications. Now, we define large projects as those with contracted backlog above $5 million. All of our companies purchased have incredible expertise, but in many cases did not have the scale, the resume, or complex contracting expertise to successfully bid for larger projects, and certainly not beyond their core local market. Since assembling our platform, we have brought that expertise to bear and have successfully pursued much larger and more complex projects. This has helped us to grow our backlog of large projects significantly, from 10 in March 2018 to 20 in March 2019. We expect this growth to continue given the number of projects we have in our bid pipeline. You can also see that we are expanding our projects beyond our core geographies of Texas and Georgia.

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Some examples of large project wins include a construction materials testing contract with Hidalgo County in Texas and a contract with the Idaho National Laboratory. We have also recently won a CE&I contract with the Georgia DOT. As I mentioned when I spoke about industry trends, there is significant growth in CE&I contracts in a number of State DOTs, and we are well-positioned as the leading player in this growing market. We also won a new nationwide contract with Walmart that we will discuss further in detail, as well as an airport contract at the Delta terminal at LAX. These significant contract wins continue to validate our growth strategy.

Please turn to Slide 20. As I mentioned earlier, cross selling our services across an expanded geographic footprint is really part of our growth strategy. There are four main elements to this. The first one is to increase our wallet share on existing projects and really capture revenue that otherwise would have been subcontracted. We also want to leverage our expanded capabilities and cross sell to existing customers, as well as market our expanded offerings to new customers. In particular, we want to cross sell all new services to our existing national accounts. We have several of these strategies in action at the moment, of which I will highlight just two examples.

We were awarded a large contract to perform construction quality assurance services for the Corpus Christi Harbor Bridge project in Texas. Subsequently, we were able to win additional wallet share on this project for highly technical inspection work on the project’s cable fabrication that’s using our experts on this type of work from our California offices.

In another example, Walmart illustrates our national accounts strategy in action. We’ve been doing predominantly environmental work for Walmart for a number of years. We approached them in the middle of 2018 to offer our full range of services. We were able to successfully expand our services to Walmart, and we now perform facility assessments and asset management at 3,615 stores nationwide. We have nearly tripled our revenue with Walmart in the past year. This encouraging case study is consistent with the direction we are pushing our business development efforts.

Now, capitalizing on favorable market tailwinds, cross selling, and larger contracts are key to organic growth opportunity Please turn to Slide 21. The other building block of our growth story is M&A. Our story is focused on adding companies with complementary, low-risk services that can accelerate the growth of our platform, developing on cross selling and larger project pursuits. This allows us to add meaningful revenue and EBITDA within 12 months after this deal closes.

For instance, there are complementary service lines that we’d like to add or supplement, such as additional specialty inspection capabilities. We’d like to add commissioning and asset management capabilities as we stay with our projects longer during the life cycle. We also want to bolster our design quality assurance offering as this is an area where we see a lot of growth.

We also want to add more depth in specific regional areas of strength so that we can offer a broader service offering to our local clients. For instance, in the northeast we have a strong environmental and building sciences practice, but we’d like to add a transportation focused firm in that region to enable us to accelerate our cross selling of services. As we grow, we plan to maintain a low-risk business model with predominantly time and materials and cost-plus work.

Please turn to Slide 22. Our industry remains very fragmented with around 140,000 companies that are typically very small, regional players. As discussed, we are laser focused on particular segments within that large universe of targets, but still leaves us with plenty of targets to go after the foreseeable future. Our M&A team has a nice pipeline of acquisition candidates in key areas, with the top 20-plus candidates generating approximately $100 million of EBITDA in aggregate.

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As an important note, our growth strategies and synergies are mainly revenue oriented, and they’re not cost-based like a typical roll up. Given our emphasis on revenue growth, we spend a lot of time making sure we maintain personnel at acquired companies and that they remain focused on growth and don’t get distracted, and we’ve been very successful at this. We have extremely low turnover, about 10%, compared to the industry average around 20%. We have lost very few people since our first acquisition. Every one of my key partners that we acquired are still with the business. We have been very successful at integrating companies into our platform, and our relationships are helping us to continue expanding our revenues.

Sellers of these small businesses are typically proud owner-operators who focus not just on price but also on their legacy, their reputation, and finding a great home for their employees. We believe that with our approach, this platform, experience, and public currency we are an acquirer of choice for the businesses we want to buy. We feel very good about the opportunity to continue sourcing strategic bolt-on additions at attractive purchase multiples, targeting six times EBITDA or less. By funding acquisitions with a mix of cash and stock and our significant free cash flow, we expect to be able to maintain conservative leverage while continuing to grow through acquisitions.

I will now turn the call over to Walter to discuss our financials in more detail.

Walter Powell:

Thanks, Joe. Please turn to Slide 24. I’ll begin with an overview of our financial growth profile and the attractive returns generated by our business. Since we formed the Atlas platform in 2017, we have seen accelerating growth in backlog, employee count, revenue, and Adjusted EBITDA.

Gross revenue on a pro forma basis grew organically by 2.5% in 2018. We expect organic growth to accelerate to the high-single digits through 2019 and 2020. More importantly, pro forma net revenue is anticipated to grow even faster at 12% in 2019 and 11.6% in 2020. The catalysts driving this growth include the organic growth opportunities that Joe discussed earlier.

As a point of clarification, the difference between gross and net revenue is pass through revenue from subcontracting out certain functions. One of the benefits of our platform coming together is that we have more services to offer, and we don’t need to subcontract out as much work. Therefore, net revenues are growing even faster than gross revenues. As you would expect, there are lower margins on the subcontracted work. We therefore focus on Adjusted EBITDA as a percentage of net revenue. We view this methodology as a better reflection of our performance and a more meaningful way to measure our progress.

To that point, we expect pro forma Adjusted EBITDA to grow in line with net revenue through 2020, maintaining Adjusted EBITDA margins of approximately 17.5%. We also expect to continue generating significant free cash flow. With annual capital expenditures of about $6 million, our cash flow conversion is very high at over 90%.

Please turn to Slide 25. One of the most attractive elements of our business is the high degree of confidence that we have in our forecasts, driven by our continued backlog growth. One high level metric we look at is what we call a backlog coverage ratio. This is defined as our beginning backlog divided by the next 12 months’ gross revenues. We have historically maintained a higher than 100% coverage ratio given the long lead times afforded by our backlog.

In 2017 and 2018, the backlog at the beginning of the year represented 113% and 112% of full-year gross revenue. In 2019, we started the year with $553 million in backlog, up 10% from where we started 2018. Our 2019 backlog coverage ratio at 115% of estimated 2019 revenues is higher than levels that we have seen in the past, which provides significant conviction in our 2019 gross revenue forecast. Looking ahead to 2020, through the end of June 2019, our backlog of $611 million is already up over 10% year-to-date, but we only forecast 8% growth in 2020 gross revenues. Our implied 2020 backlog conversion ratio of 117% at this point provides us with an even higher degree of confidence in our 2020 forecast as the revenue typically follows growth in backlog.

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Our backlog is growing at 10% year-over-year and, consistent with that, our headcount at June 2019 was also up 10% year-over-year. With our predominantly time and materials contract structure and continued high utilization, these leading indicators give us great confidence in our financial projections.

Please turn to Slide 26. In the first half of 2019, our business is performing ahead of our expectations. In the second quarter, our business accelerated through expansions in key contracts and new business wins. Additionally, we performed more services in-house through our expanded offerings. This resulted in less work subcontracted out and, therefore, further improvements in net revenues, up 6% year-over-year with pro forma Adjusted EBITDA increasing almost 20% year-over-year. We are anticipating the favorable first half momentum to continue into the back half, and July was already off to a good start. The growth we have seen year-to-date, together with our high backlog coverage, puts us firmly on track relative to our projected 2019 and 2020 estimates. We look forward to delivering on our objectives.

I’m going to turn the call over to Duncan.

Duncan Murdoch:

Thanks, Walter. Please turn to Slide 28. This slide gives you the details of the transaction, and there are a few important points I want to make here.

We have significant equity participation from Management. Management is expected to own 19% of the Company, assuming no redemptions of Boxwood’s public shares, and they are rolling 100% of their equity into this deal. They will own equity worth $82 million at $10 per share. That is a huge vote of confidence, and we are excited to be partnering with a management team that is so invested in the Company. In addition, the current majority owner, BCP, will roll approximately $102 million of equity, which is also significant.

We are targeting leverage levels of four times Adjusted EBITDA at closing. We think that with the stability of the business and high free cash flow, that we can comfortably support those levels of leverage. However, our goal is to bring leverage below three times Adjusted EBITDA, and by the end of 2020, we expect to be very close to that level.

I also want to highlight the significant tax assets that are being created as a result of this transaction. We are structuring this transaction as predominantly an asset purchase, which allows us to create a significant step up in basis for tax purposes. We conservatively value that tax asset at $55 million at a 10% discount rate.

I’m going to turn the call back over to Steve.

Steve M. Kadenacy:

Thanks, Duncan. Please turn to Slide 29. Atlas has a strong margin and free cash flow profile amongst the broader group of industrial service peers that perform some form of testing and inspection, engineering or professional services work as part of their business. Companies across the peer universe exhibit several common characteristics, including people-centric businesses, technical and professional value-added services, and flexible, asset-light operating models that generate significantly high free cash flow. Regardless of which sectors you compare us to, our margins are extremely strong, and our free cash flow conversion is best-in-class.

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Please turn to Slide 30. Atlas’ valuation is at very attractive levels compared to a range of peer groups from an Adjusted EBITDA multiple standpoint. If you look at NV5 or Tetra Tech for engineering services or Intertek for testing and inspection, Atlas’ valuation is at a discount of over five turns of EBITDA to those core peers. We also show here some broader peer groups of service companies, namely engineering, testing and inspection, or professional services, and Atlas’ valuation continues to be extremely compelling by comparison.

Looking at free cash flow multiples, Atlas’ valuation looks even better relative to the comparables given our high free cash flow conversion of 90%-plus.

I will now turn the call back over to Duncan to discuss the potential upside that our growth strategy represents.

Duncan Murdoch:

Thanks, Steve. Please turn to Slide 31. Atlas is a unique company that combines significant free cash flow generation, a robust organic growth profile which requires minimal capital to achieve, and a proven ability to execute accretive M&A at attractive multiples. We expect that combination, as well as our significant discount to peers, to deliver exceptional returns to shareholders.

If we simply execute on our plans to grow gross revenue at 8% per annum through 2020, then that growth and free cash flow generation implies a share price of around $12. Continuing to execute our M&A playbook in the near term, assuming an average of $17.5 million of EBITDA acquired each year at a six times multiple adds another $1 to our share price. Finally, Steve mentioned that we are valuing the Company at a significant discount to our core peer group. If we can close most of that gap, then it adds another $8 per share to our share price, giving us a potential share price of about $21 in the near term.

If we then grow revenue and EBITDA in line with our current growth in backlog at 10% and continue to execute on M&A, then over the next two years we could potentially add somewhere in the range of $13 per share, bringing the potential share price to approximately $34.

I will now turn the call back to Steve to wrap up.

Steve M. Kadenacy:

Thanks, Duncan. Please turn to Slide 33. In summary, we look forward to generating significant value for our shareholders through this business combination. Atlas is a unique company. It is a low-risk, well-structured backlog-driven business with high teen margins and favorable end market tailwinds. It is rare to find a business that drives over 95% of its revenue from time and materials and cost-plus work. Further, it has great revenue visibility and cash generation. Lastly, it’s a terrific platform, with a national footprint and a deeply experienced management team ready to continue to execute on our strategy.

For Boxwood, the business combination is highly synergistic with our stated acquisition objectives. Our ongoing partnership with Macquarie will be an invaluable resource given that Macquarie is the number one investor in infrastructure assets in the world. Our ability to take advantage of Macquarie’s network is a tangible benefit.

Atlas checks all the boxes and is exactly the type of company we set out to find. We’re especially pleased to be coming back to the market with this proposed transaction within the first year of our IPO. We look forward to speaking with you in the near future.

Thank you for your time today and have a good day.

Operator:

Thank you. Ladies and gentlemen, this concludes today’s call. You may now disconnect your lines. Thank you for your participation.

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